EXHIBIT 8.1

SQUIRE, SANDERS & DEMPSEY L.L.P.

SQUIRE SANDERS	LEGAL COUNSEL WORLDWIDE	1300 Huntington Center 41 South High Street Columbus, Ohio 43215-6197

Office: +1.614.365.2700 Fax: +1.614.365.2499

May 12, 2004

To the Parties Listed on

Schedule A Attached Hereto

Re:	Education Funding Capital I, LLC Registration Statement on Form S-3 (No. 333-111959)

We have acted as special tax counsel for Education Funding Capital I, LLC, a Delaware limited liability company (the “Depositor”), in connection with the preparation of its registration statement on Form S-3 (the “Registration Statement”) relating to the issuance from time to time in one or more series (each, a “Series”) of education loan backed notes that are registered on such Registration Statement. The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As set forth in the Registration Statement, each Series of education loan backed notes will be issued under and pursuant to the conditions of a separate trust agreement (the “Agreement”) between a Delaware statutory trust (each such trust, the “Issuer”) and a trustee (each such trustee, the “Trustee”) and a separate indenture (the “Indenture”) between the Issuer and the Trustee, all to be identified in the prospectus supplement for such Series of education loan backed notes.

The education loan backed notes are described in the prospectus contained in the Registration Statement, as amended by the prospectus dated May 5, 2004 (the “Prospectus”). The Series A-1 notes, Series A-2 notes, Series A-3 notes, Series A-4 notes, Series A-5 notes, Series A-6 notes and Series B-1 notes (collectively, the “Notes”) are more particularly described in a supplement to the Prospectus (the “Prospectus Supplement”) dated May 5, 2004, also contained in the Registration Statement.

We have examined and relied upon all statements, facts, representations and covenants in the Registration Statement. We have assumed that all such documents are complete and authentic and have been duly authorized, executed and delivered, that all statements, facts, representations and covenants made therein are and remain true (without regard to any qualifications stated therein and without undertaking to verify such statements, facts and representations by independent investigations), that the respective parties thereto and all parties referred to therein will act in all respects at all relevant times in conformity with the requirements and provisions of such documents, and that none of the terms and conditions contained therein has been or will be waived

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www.ssd.com

SQUIRE, SANDERS & DEMPSEY L.L.P.

Education Funding Capital I, LLC.

May 12, 2004

or modified in any respect. In particular, we note that, as described in the Prospectus, the Issuer, the Trustee and each Noteholder will agree to treat the Notes as debt for federal income tax purposes.

As to any material facts that are not known to us, we have relied upon statements and representations of officers and other representatives of the Depositor. We have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of any relevant facts, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Depositor in connection with the preparation and delivery of this letter.

We have advised the Depositor with respect to certain federal income tax consequences of the proposed issuance of the Notes. This advice is summarized under the heading “Federal Income Tax Consequences” in the Prospectus, as may be modified in the summary contained under the heading “Federal Income Tax Consequences” in the Prospectus Supplement, all of which are part of the Registration Statement. The summary in the Prospectus does not purport to discuss all possible federal income tax consequences of the issuance of the Notes or the federal income tax consequences to all possible investors in the Notes but, to the extent the summary purports to discuss certain federal income tax laws of the United States relating to the Notes, in our opinion, the summary constitutes a fair summary of the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of the Notes, based on current law. Accordingly we hereby confirm the opinions expressly set forth under the above quoted heading in the Prospectus, as representing our opinions as to certain material federal income tax consequences of the purchase, ownership and disposition of the Notes, subject to any modifications in the Prospectus Supplement, and all subject to the qualifications stated herein or therein. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

Our advice and opinions are based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, and rulings and decisions thereunder, each as in effect on the date hereof, and may be affected by amendments to the Code or to Treasury regulations thereunder or by subsequent judicial or administrative interpretations thereof. We expressly disclaim any obligation or undertaking to update or modify this letter as a consequence of any future changes in applicable laws or Treasury regulations or the facts bearing upon this opinion letter, any of which could affect our conclusions. We express no opinion other than those given as to the federal income tax laws of the United States.

Each Prospectus Supplement and Indenture pertaining to a specific future Series is to be completed subsequent to the date of this letter. Accordingly, aside from the Prospectus Supplement and Indenture relating to the Notes, we have not examined any Prospectus Supplement or Indenture relating to any specific Series to be issued, and our advice and opinion do not address the contents of any such Prospectus Supplement or Indenture except as and to the extent that the provisions of the same may be described in the Prospectus. We understand that each supplement of the Prospectus will contain a discussion of any material federal income tax

SQUIRE, SANDERS & DEMPSEY L.L.P.

Education Funding Capital I, LLC.

May 12, 2004

consequences pertaining to the Series to be offered thereunder that are not addressed in the Prospectus.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under each of the above quoted headings in the Prospectus and Prospectus Supplement forming a part of the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours

/s/ SQUIRE, SANDERS & DEMPSEY L.L.P.

SQUIRE, SANDERS & DEMPSEY L.L.P.

Education Funding Capital I, LLC.

May 12, 2004

Schedule A

Citigroup Global Markets Inc.

as Representative of the Underwriters

named in the Underwriting Agreement

dated May 3, 2004

388 Greenwich Street, 32nd Floor

New York, New York 10013

Education Lending Group, Inc.

12760 High Bluff Drive, Suite 210

San Diego, CA 92130

Education Lending Services, Inc.

6 East Fourth Street

Suite 300

Cincinnati, OH 45202

Education Funding Capital I, LLC

6 East Fourth Street

Suite 300

Cincinnati, OH 45202

Education Funding Capital Trust-IV

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Fitch Ratings

One State Street Plaza

32nd Floor

New York, NY 10004